UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2011

ICOP DIGITAL, INC.

 (Exact name of registrant as specified in its charter)

Colorado                                            001-32560                           84-1403152

(State or other jurisdiction                 (Commission                       (IRS Employer
                    of incorporation)                  File Number)                      Identification No.)

Registrant's telephone number, including area code   (913) 338-5550

No Changes

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2011, the United States Bankruptcy Court for the District of Kansas under Case No.  11-20140-11-rdb, approved an order (the “Order”) authorizing and approving the sale of substantially all the assets of ICOP Digital, Inc. (“ICOP”), as Debtor-in-Possession and seller to New ICOP, LLC (“New ICOP”), a Texas limited liability company and affiliate of Safety Vision, LLC, as buyer, pursuant to the terms of an asset purchase agreement (the “APA”), outside the ordinary court of business, free and clear of liens, claims, interests and encumbrances.  A copy of the Order is attached hereto as Exhibit 99.1 and the APA is attached hereto as Exhibit 10.1, each of which are incorporated herein by reference.

ICOP and New ICOP executed, and simultaneously closed the sale under, the APA on March 11, 2011 (the “Sale”).  Pursuant to the Sale, New ICOP purchased the following assets from ICOP: inventory, vehicles, personal property, intellectual property, websites and domain names, customer lists, books and records, goodwill, accounts receivable and certain computers.  ICOP has not sold its cash and deposits, certain specified computers and accounting software, prepaid items, claims arising under the Bankruptcy Code, personnel files, D&O insurance, corporate records, real property and the ICOP entity shell.

Under the terms of the APA, ICOP received a purchase price of $800,000 (the “Purchase Price”) for the assets (subject to reduction described below).  ICOP will also receive 50% of any collected outstanding accounts receivable.  The total value of outstanding accounts receivable is estimated at $440,000, resulting in a potential future payment of up to $220,00 to ICOP.  The Purchase Price was reduced by certain expenses and debts, including the amount required to pay the balance due under the DIP Credit Agreement, the amount owed the Johnson County, Kansas Treasurer for 2010 personal property taxes and ICOP’s pro rata share of the amount owed the Johnson County, Kansas Treasurer for 2011 personal property taxes, payment of the factoring agreement with First Growth Capital, and other reductions described in Article 3 of the APA and incorporated herein by reference.  This reduction resulted in net sales proceeds to ICOP of $593,777.  After payment of all obligations to existing creditors, ICOP does not anticipate any cash from the Purchase Price or future collections on account receivable will be available to distribute to shareholders as a dividend or as part of the bankruptcy.

In addition to customary representations, warranties and covenants, the APA contains an agreement by ICOP to not compete with New ICOP or solicit business for a period of three years.  In connection with the Sale, David Owen, Director and Chief Executive Officer of ICOP and Laura Owen, Director, President and Chief Operating Officer of ICOP have entered into transition consulting agreements with New ICOP, as independent contractors on a month-to-month basis.  Each consulting agreement pays a monthly salary of $10,000 and has a maximum duration of three months.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See the description of the Order, the APA, the Sale and related transactions provided under Item 1.01 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Because the name “ICOP” was an asset sold as part of the Sale, on March 14, 2011, ICOP amended Article I of its Articles of Incorporation to change its name to Digital Systems, Inc., by filing the Certificate of Amendment of Articles, attached hereto as Exhibit 3.1 and incorporated by reference herein, with the Colorado Secretary of State in accordance with the Order.

Item 9.01                 Financial Statements and Exhibits

Exhibit No.             Description

3.1	Amendment of Articles of Incorporation.

10.1	Asset Purchase Agreement, dated March 11, 2011, between ICOP Digital, Inc. as Seller and New ICOP, LLC as Buyer, including scheduled related thereto.

99.1	Order of the United States Bankruptcy Court for the District of Kansas, dated March 7, 2011, authorizing and approving the sale of substantially all the assets of ICOP Digital, Inc. to New ICOP, LLC.

Cautionary Statement Regarding Forward-Looking Statements

This report on Form 8-K contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to material known and unknown risks, uncertainties and contingencies. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate,” and “estimate,” the negative of these words or other comparable words. These statements are only predictions and expressions of belief. You should not place undue reliance on these forward-looking statements. These forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, and involve a number of risks, uncertainties and contingencies that could cause actual results and events to differ materially from the statements made. Such factors include, among other things, the risks and uncertainties related to our ability to collect on outstanding accounts receivable and as described in “Forward-Looking Statements” in our filings with the U.S. Securities and Exchange Commission. This list is not intended to be exhaustive. Readers are strongly encouraged to consider these factors when evaluating forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.
Date: March 16, 2011	/s/ David C. Owen David C. Owen Chief Executive Officer